EXHIBIT 3(i)

                      REGISTRANT'S AMENDED
                   ARTICLES OF INCORPORATION

DSCB 204 (Rev. 81)              Please indicate (check one) type
                                corporation:

ARTICLES OF INCORPORATION       [X] Domestic Business Corporation
(Prepare in Triplicate)
                                [ ] Domestic Business Corporation
                                    A close corporation -
                                    complete back
Commonwealth of Pennsylvania
Department of State -           [ ] Domestic professional
Corporation Bureau                  corporation
308 North Office Building           Enter Board License No.
Harrisburg, PA 17120
                                                     Fee $75.00

- -----------------------------------------------------------------
010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR
UNLESS EXEMPT UNDER 15 P.S. 2908 B)

  Sterling Financial Corporation
- -----------------------------------------------------------------
011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER
NOT ACCEPTABLE)

  525 Greenfield Road, P.O. Box 7268
- -----------------------------------------------------------------
012 CITY           033 COUNTY      013 STATE     064 ZIP CODE

Lancaster          Lancaster       Pennsylvania    17604-7268
- -----------------------------------------------------------------
050 EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION



  The Articles of Incorporation of Sterling Financial Corporation are set forth in Appendix A hereto.



(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
- -----------------------------------------------------------------
The Aggregate Number of Shares. Classes of Shares and Par Value of Shares Which the Corporation Shall Have Authority to Issue:

040 Number and    041 Stated Par    042 Total     031 Term of
Class of Shares   Value Per Share   Authorized    Existence
                  If Any            Capital

- -----------------------------------------------------------------
The Name and Address of Each Incorporator, and the Number and
Class of Shares Subscribed to by Each Incorporator

060 Name            061,062,                    Number & Class
                    063, 064 Address            of Shares
                    (Street, City,
                    State, Zip Code)


- -----------------------------------------------------------------
           (ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
- -----------------------------------------------------------------

  IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND
SEALED THE ARTICLES OF INCORPORATION THIS 18TH DAY OF FEBRUARY,
1987

- -------------------------               /s/ John E. Stefan
                                        --------------------
- -------------------------               (John E. Stefan)
                                        --------------------


- ----------------------------------------------------------------
                      - For Office Use Only -
- ----------------------------------------------------------------

                                                P3055/012887
                                                8716 342

                           APPENDIX A

                STERLING FINANCIAL CORPORATION

                   ARTICLES OF INCORPORATION
                   -------------------------

     In compliance with the requirements of Section 204 of the

Business Corporation Law, Act of May 5, 1933 (P.L. 364, 15 P.S.

Section 1204), as amended, the Articles of Incorporation of

Sterling Financial Corporation shall read as follows:


                           ARTICLE 1
                           ---------

     1.  The name of the corporation is Sterling Financial

Corporation.


                           ARTICLE 2
                           ---------

     2.  The location and post office address of the initial

registered office of the corporation in this Commonwealth is:

                        525 Greenfield Road
                        P.O. Box 7268
                        Lancaster, Pennsylvania  17604-7268


                           ARTICLE 3
                           ---------

     3.  The corporation is incorporated under the Business

Corporation Law of the Commonwealth of Pennsylvania for the

purpose of engaging in and doing any lawful act concerning any and all lawful business for which a corporation may be

incorporated under the Business Corporation Law of the

Commonwealth of Pennsylvania.

                                                 021387
                                                8716 343


                           ARTICLE 4
                           ---------

     4.  The term for which the corporation is to exist is

perpetual.


                           ARTICLE 5
                           ---------

     5.  The aggregate number of shares which the corporation

shall have authority to issue is ten million (10,000,000) shares of Common Stock of five Dollars ($5.00) par value per share.



                           ARTICLE 6
                           ---------

     6.  The name and post office address of each incorporator

and the number and class of shares subscribed for by such

incorporator are as follows:

                                                Number and
Name                 Address                    Class of Shares
- --------------      -------------------         -----------------

John E. Stefan      525 Greenfield Road         One (1) share of
                    P.O. Box 7268               $5.00 Par value
                    Lancaster,                  common stock
                    Pennsylvania
                    17604-7268


                           ARTICLE 7
                           ---------

     7.  The first director of the corporation shall be John E.

Stefan, 525 Greenfield Road, P.O. Box 7268, Lancaster,

Pennsylvania 17604-7268.


                           ARTICLE 8
                           ---------

     8.  The shareholders of the corporation shall not have

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                                                 021287
                                                8716 344

the right to cumulate their votes for the election of directors.


                           ARTICLE 9
                           ---------

     9.  (a)  Except as provided in Section (b) of this Article,

each shareholder of the corporation shall, subject to such terms and conditions as may by resolution be established by the Board of Directors, have the preemptive right to purchase: (i) shares of the $5.00 par value common stock of the corporation which are to be issued for cash, and (ii) any other securities or

obligations to be issued for cash by the corporation which are

(or which may through conversion, exercise or otherwise become)

entitled to vote in the election of directors.  The Board of

Directors shall have full, complete and exclusive authority to establish the terms and conditions upon which such preemptive rights shall be extended to and may be exercised by the

shareholders, which authority shall include, but shall not be limited to, the power to fix the price at which such shares or other securities or obligations shall be offered to the

shareholders, to establish the time and manner in which such preemptive rights may be exercised, and to make such adjustments as may be necessary to avoid the issuance of fractional interests in shares or other securities or

                                                 021287
                                                8716 345

obligations.  Shares or other securities or obligations of the corporation which have been offered to the shareholders pursuant to terms and conditions established by the Board of Directors and which have not been purchased by the shareholders in accordance therewith may at any time thereafter be offered for sale to other persons at a price which is not less than the price at which such shares or other securities or obligations were offered to the shareholders.

         (b)  The preemptive rights provided for in Section (a)

of this Article shall not apply with respect to: (i) the sale of shares or other securities or obligations of the corporation which are held in the treasury of the corporation, (ii) the sale or issuance of shares or other securities or obligations of the corporation pursuant to the terms of any dividend reinvestment plan or similar plan which may now exist or hereafter be adopted by the corporation, (iii) the sale or issuance of shares or other securities or obligations of the corporation to employees of the corporation or to employees of any subsidiary of the corporation pursuant to any incentive stock option plan, non-qualified stock option plan, employee stock purchase plan, or other compensation plan which may now exist or hereafter be adopted by the

corporation; or (iv) the

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                                                 021287
                                                8716 346

issuance of shares or other securities or obligations of the corporation pursuant to any merger, consolidation or other

business acquisition transaction.


                           ARTICLE 10
                           ----------

     10.  (a)  Except as provided in Section (b) of this Article,


the affirmative vote of the holders of 75 percent of the

outstanding shares entitled to vote shall be required in order to authorize the following corporate actions:

              (1)  Any merger or consolidation of the corporation

or any Subsidiary with or into an Interested Shareholder; or

              (2)  Any sale, lease, exchange, mortgage, pledge,

transfer or other disposition (whether in one transaction or in a series of transactions) to, with or for the benefit of any

Interested Shareholder, of any assets of the corporation or of any Subsidiary having an aggregate fair market value equal to or greater than 5 percent of consolidated stockholders equity as reported in the most recent year-end financial statements of the corporation; or

              (3)  Any issuance, sale or transfer by the

corporation or by any Subsidiary, whether in one transaction or in a series of transactions, of any securities of the corporation or of any Subsidiary to any Interested

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                                                 012887
                                                8716 347

shareholder in exchange for cash, securities or other

consideration having an aggregate fair market value equal to or greater than 5 percent of consolidated stockholders equity as reported in the most recent year-end financial statements of the corporation; or

              (4)  Any purchase or other acquisition by the

corporation or by any Subsidiary, whether in one transaction or in a series of transactions, of any securities of the corporation from an Interested Shareholder in exchange for cash, securities or other consideration having an aggregate fair market value equal to or greater than 5 percent of consolidated stockholders equity as reported in the most recent year-end financial

statements of the corporation; or

              (5)  The adoption of any plan or proposal for the

liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder; or

              (6)  Any reclassification of stock (including any

reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with or into any

Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of stock of the

                                                 012887
                                                8716 348

corporation or of any Subsidiary which is directly or indirectly owned by any Interested Shareholder (other than a redemption offer extended by the corporation pursuant to the provisions of

Article 11); or

              (7)  Any transaction or series of transactions

which is similar in purpose, form or effect to any of the

foregoing.

         (b)  The affirmative vote of the holders of sixty-six

and two-thirds percent of the outstanding shares entitled to vote shall be required in order to authorize any corporate action described in Section (a) of this Article, if such corporate

action shall have been approved by resolution adopted by a

majority of the Continuing Directors.

         (c)  For purposes of this Article, the following terms

shall have the meanings set forth below:

              (1)  "Person" shall mean any individual, firm,

partnership, corporation or other entity.

              (2)  "Interested Shareholder" shall mean any person

(other than the corporation or any Subsidiary) which, as of the record date for the determination of shareholders entitled to vote on a proposed corporate action or immediately before the consummation of such corporate action, is the beneficial owner,

directly or indirectly, of

                                                 012887
                                                8716 349

15 percent or more of the outstanding shares of the corporation entitled to vote and any Affiliate or Associate of such person.

              (3)  A person shall be deemed to be the "beneficial

owner" of: (a) all shares owned, directly or indirectly, by such person and by its Affiliates and Associates, and (b) all shares which such person and its Affiliates and Associates have the right to acquire or to vote pursuant to any agreement,

arrangement or understanding or upon the exercise of any

conversion right, exchange right, warrant, option or otherwise.

              (4)  "Subsidiary" shall mean any corporation of

which a majority of any class of equity security is owned,

directly or indirectly, by the corporation; provided, however,

that for purposes of the definition of Interested Shareholder set forth in Section (c)(2) of this Article, the term "Subsidiary"

shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the

corporation.

              (5)  "Affiliate" shall mean any person which

directly or indirectly through one or more intermediaries,

controls, or is controlled by, or is under common control with the person specified.

              (6)  "Associate," when used to indicate a

                                                 012887
                                                8716 350

relationship with any person, means: (a) any corporation or other organization (other than the corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity security, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity,

and (c) any relative or spouse of such person, or any relative of such spouse.

              (7)  "Continuing Director" shall mean: (a) any

member of the Board of Directors of the corporation who is

unaffiliated with and is not a representative of an Interested

Shareholder and who was a member of the Board of Directors prior to the time that any Interested Shareholder became an Interested

Shareholder, and (b) any successor of a Continuing Director who is unaffiliated with and is not a representative of an Interested

Shareholder and who is recommended to succeed a Continuing

Director by a majority of the Continuing Directors then members of the Board of Directors.

         (d)  A majority of the Continuing Directors shall have

the power and duty to make factual determinations, on the basis of information known to them after reasonable

                                                 012887
                                                8716 351

inquiry, as to all facts relating to the application of this

Article, including, without limitation, the following: (i)

whether a person is an Interested Shareholder, (ii) the number of shares owned beneficially by any person, and (iii) whether a person is an Affiliate or Associate of another person.  Any such determination made in good faith shall be binding upon and

conclusive with respect to all parties.

         (e)  The vote specified in Sections (a) and (b) of this

Article shall be in addition to any vote which may otherwise be required by law.


                           ARTICLE 11
                           ----------

     11. (a)  Except as provided in Section (b) of this Article,

in the event that any person shall acquire beneficial ownership of 30 percent or more of the outstanding common stock of the corporation, the corporation shall within thirty (30) days

thereafter extend to each shareholder of the corporation, other than such person and any Affiliate or Associate of such person,

an offer in writing to redeem at any time within sixty (60) days of the date of such offer all or any part of the common stock owned by him at a redemption price per share equal to the

greatest of the following:

              (1)  the book value per share of the common

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                                                 012887
                                                8716 352

stock of the corporation as reported in the quarterly financial statement of the corporation for the quarter ended immediately preceding the date of the offer; or

              (2)  the highest per share price paid by such

person to acquire any shares of the common stock of the

corporation within the 18 month period immediately preceding the date of the offer; or

              (3)  the highest market price per share of the

common stock of the corporation on any trading day during the 18 month period immediately preceding the date of the offer.

         (b)  The corporation shall not be required to extend a

redemption offer to any shareholder pursuant to the provisions of

Section (a) of this Article if a majority of the Continuing

Directors, by resolution adopted before the person involved has acquired, directly or indirectly, beneficial ownership of 15 percent or more of the outstanding common stock of the

corporation, shall have approved the acquisition by such person of 30 percent or more of the outstanding common stock of the corporation.

         (c)  For purposes of this Article, the terms "person,"

"Affiliate," "Associate" and "Continuing Director" shall have the meanings set forth in Section (c) of Article 10.

                                                 012887
                                                8716 353

         (d)  For purposes of this Article, beneficial ownership

shall be determined in accordance with the provisions of Section

(c)(3) of Article 10.

         (e)  A majority of the Continuing Directors shall have

the power and duty to make factual determinations, on the basis of information known to them after reasonable inquiry, as to all facts relating to the application of this Article, including,

without limitation, the following: (i) whether a person shall have acquired beneficial ownership of 30 percent or more of the outstanding common stock of the corporation, (ii) when such

acquisition shall be deemed to have occurred, (iii) whether a person is an Affiliate or Associate of another person, and (iv)

the applicable redemption price per share.  Any such

determination made in good faith shall be binding upon and

conclusive with respect to all parties.

         (f)  The rights conferred upon the shareholders of the

corporation in this Article are in addition to and shall

supplement any similar rights conferred upon them under any

applicable law, including, without limitation, the provisions of

Section 910 of the Pennsylvania Business Corporation Law (15 P.S.

Section 1910) as now or hereafter in effect.

                                                 012887
                                                8716 354


                           ARTICLE 12
                           ----------

     12. (a)  For purposes of this Article, the term

"Acquisition Proposal" shall mean any action, proposal, plan or attempt by any person (as defined in Section (c)(1) of Article

10): (i) to make any tender or exchange offer for any equity security of the corporation, (ii) to merge or consolidate the corporation or any subsidiary of the corporation with or into another corporation, (iii) to purchase or otherwise acquire all or substantially all of the assets of the corporation or of any subsidiary of the corporation, or (iv) to effect any other

transaction or series of transactions similar in purpose, form or effect to any of the foregoing.

         (b)  The Board of Directors, when evaluating an

Acquisition Proposal shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders, give due consideration to all relevant factors, including, without limitation, the following:

              (1)  The adequacy of the offered consideration, not

only in relation to the then current market price of the

securities of the corporation, but also in relation to: (a) the historical, present and anticipated future operating results and financial position of the corporation, (b) the

                                                 012887
                                                8716 355

value of the corporation in a freely negotiated transaction, and

(c) the prospects and future value of the corporation as an

independent entity;

              (2)  The social and economic impact which the

Acquisition Proposal, if consummated, would have upon the

customers, depositors and employees of the corporation and its subsidiaries and upon the communities which they serve;

              (3)  The reputation and business practices and

experience of the offeror and its management as they might

affect: (a) the business of the corporation and its subsidiaries,

(b) the future value of the securities of the corporation, and

(c) the customers, depositors and employees of the corporation and its subsidiaries and the communities which they serve; and

              (4)  The antitrust and other legal and regulatory

issues that might arise by reason of the Acquisition Proposal.

         (c)  The Board of Directors may, in its sole

discretion, oppose, approve or remain neutral with respect to an

Acquisition Proposal on the basis of its evaluation of what is in the best interests of the corporation and its shareholders.

         (d)  In the event that the Board of Directors

determines that an Acquisition Proposal is not in the best

                                                 012887
                                                8716 356

interests of the corporation and its shareholders and should be opposed, it may take any lawful action for this purpose,

including, without limitation, the following:

              (1)  Advising the shareholders of the corporation

of its opposition to the Acquisition Proposal;

              (2)  Authorizing the initiation of legal

proceedings;

              (3)  Authorizing the initiation of opposition

proceedings before any regulatory authority having jurisdiction over the Acquisition Proposal;

              (4)  Authorizing the corporation to acquire its own

securities;

              (5)  Authorizing the corporation to issue

authorized but unissued securities, to sell treasury stock or to grant options with respect thereto; and

              (6)  Soliciting a more favorable offer from a third

party.


                           ARTICLE 13
                           ----------

     13. No director of the corporation shall be removed from

office by shareholder vote, except as follows:

         (a)  With cause, by the affirmative vote of the holders

of a majority of the then outstanding shares of stock of the corporation entitled to vote generally in the

                                                 012887
                                                8716 357

election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the

shareholders of such purpose (which notice shall be accompanied by a detailed written explanation of the facts and circumstances constituting the basis upon which the director is sought to be removed); or

              (b)  Without cause, by the affirmative vote of the

holders of not less than 75 percent of the then outstanding

shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the

shareholders of such purpose.


                           ARTICLE 14
                           ----------

     14. (a)  No action required to be taken or which may be

taken at any annual or special meeting of the shareholders or of a class of the shareholders of the corporation may be taken

without a duly called meeting and the power of the shareholders of the corporation to consent in writing to action without a meeting is specifically denied, except that action may be taken without a meeting, if: (i) the number of shareholders of record is three or less, and (ii) a consent in writing setting forth the action so taken is signed by all of the shareholders of record

and

                                                 012887
                                                8716 358

filed with the Secretary of the corporation.

         (b)  A special meeting of the shareholders of the

corporation may be called only by: (i) the Chief Executive

Officer of the corporation, (ii) the Executive Committee of the

Board of Directors, or (iii) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the whole Board of Directors.  Special meetings may not be called by the shareholders.


                           ARTICLE 15
                           ----------

     15. The authority to make, amend, alter, change or repeal

the bylaws of the corporation is hereby expressly and solely granted to and vested in the Board of Directors, subject always to the power of the shareholders to make, amend, alter, change or repeal the bylaws of the corporation by the affirmative vote of the holders of not less than 75 percent of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the

shareholders of such purpose.


                           ARTICLE 16
                           ----------

     16. The Articles of Incorporation of the corporation may

not be amended, except as follows:

                                                 012887
                                                8716 359

         (a) Upon the affirmative vote of: (i) a majority of the

Continuing Directors (as defined in Section (c)(7) of Article

10), (ii) a majority of the whole Board of Directors, and (iii)

the holders of not less than a majority of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the

shareholders of such purpose; or

         (b)  Upon the affirmative vote of the holders of not

less than 75 percent of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of shareholders duly convened after notice to the shareholders of such purpose.

Microfilm Number __________         Filed with the Department
                                    of State on SEP 14 1995
Entity Number _____________         /s/
                                    -----------------------------
                                    Secretary of the Commonwealth


           STATEMENT OF CHANGE OF REGISTERED OFFICE
                     DSCB;15-1507 (Rev 89)

Indicate type of entity (check one):

[X] Domestic Business Corporation       [ ] Limited Partnership

[ ] Foreign Business Corporation        [ ] Foreign Nonprofit
                                            Corporation


[ ] Domestic Nonprofit Corporation

1.   The name of the corporation or limited partnership is:

         Sterling Financial Corporation
     ----------------------------------------------------------

2. The address of this corporation's or limited partnership's current (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:
(the Department is hereby authorized to correct the following address to conform to the records of the Department):

     (a)  525 Greenfield Road, P.O. Box 10608, Lancaster
          -----------------------------------------------------
          Name and Street                      City

          PA     17605-0608     Lancaster
          -----------------------------------------------------
          State  Zip            County
     (b)  _____________________________________________________
          Name of Commercial Registered Office Provider  County

     For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3. The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is (complete part (a) or (b)):

     (a)  101 North Pointe Boulevard,         Lancaster
          -----------------------------------------------------
          Name and Street                     City

          PA     17601-4133     Lancaster
          -----------------------------------------------------
          State  Zip            County

     (b)  _____________________________________________________
          Name of Commercial Registered Office Provider  County

     For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

4. Such change was authorized by the Board of Directors of the corporation. (not applicable to limited partnerships)

     August 22, 1995

     IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer this 22nd day of August 1995.
                        ----        ------   --

                              Sterling Financial Corporation
                         ----------------------------------------
                         Name of Corporation/Limited Partnership

                         BY: /s/ Ronald L. Bowman
                             ------------------------------------
                                         Signature

                         TITLE: Vice President/Secretary
                                ---------------------------------

PA DEPT OF STATE

SEP 14 1995

Microfilm Number ________________       Filed with the Department
                                        of State on May 13, 1996
Entity Number ___________________       /s/______________________
                                        Secretary of the
                                        Commonwealth


                   COMMONWEALTH OF PENNSYLVANIA
                       DEPARTMENT OF STATE
                       CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend its Articles, does hereby certify and state that:

     1.     The Name of the Corporation is:

               Sterling Financial Corporation

     2. The Address, including street and number, of its Registered Office in this Commonwealth is (The Department of
State is hereby authorized to correct the following statement to conform to the records of the Department):

               101 North Pointe Boulevard, Lancaster County,
               Lancaster, Pennsylvania 17601-4133

     3. The Statute by or under which the Corporation was Incorporated is:

               Business Corporation Law of 1933, Act of May 5,
               1933, P.L. 364, as amended.

     4.     The Date of its Incorporation is:

               February 23, 1987

     5. The Manner in which the Amendment was Adopted by the Corporation is:

               The amendment was duly approved and adopted, and proposed to the Shareholders by the Board of Directors of the Corporation at a Meeting of the Board of Directors of the Corporation duly called, convened and held on November 28, 1995. The amendment was duly adopted by the Shareholders of the Corporation pursuant to Section 1914(a) and
               (b) of the Business Corporation Law of 1988, as amended, at the 1996 Annual Meeting of Shareholders of the Corporation duly called, convened and held pursuant to a Notice of Annual Meeting of Shareholders, Proxy Statement, and Form of Proxy dated March 29, 1996, and first sent on or about March 29, 1996, by United States Mail, first class postage prepaid, to the Shareholders of record as of the Record Date of March 15, 1996. The 1996 Annual Meeting of Shareholders was held at 9:00 a.m., prevailing time, on Tuesday, April 30, 1996, at Willow Valley Family Resort and Conference Center, 2416 Willow Street Pike, Lancaster, Pennsylvania. The total number of shares outstanding was 5,938,110 with each share entitled to one vote. The total number of shares entitled to vote was 5,938,110. The total number of shares that voted for the amendment was 4,628,968; the total number of shares that voted against the amendment was 39,084; and the total number of shares that abstained from voting on the amendment was 77,792. Thus, the amendment was approved and adopted by 77.95 percent of the outstanding shares of Common Stock of the Corporation, which constitutes more than the requisite percentage
               (a majority) of the outstanding shares of Common Stock required to approve and adopt the amendment.

     6. The Amendment Adopted by the Corporation set forth in full is:

               5. The aggregate number of shares which the Corporation shall have authority to issue is Thirty-five Million (35,000,000) shares of Common Stock of the par value of Five Dollars ($5.00) per share (the "Common Stock").

     7. The Amendment shall be Effective upon the filing of these Articles of Amendment with the Commonwealth of Pennsylvania, Department of State, Corporation Bureau.

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 30th day of April, 1996.


Attest:                           STERLING FINANCIAL CORPORATION


/s/ Ronald L. Bowman            By:  /s/ John E. Stefan
- -----------------------            -----------------------------
Ronald L. Bowman                    John E. Stefan

Secretary                           President
- -----------------------            -----------------------------
(TITLE:  SECRETARY,                (TITLE:  PRESIDENT, VICE
ASSISTANT SECRETARY, ETC.)         PRESIDENT, ETC.)




(CORPORATE SEAL)






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